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                                                                      EXHIBIT 21


              SUBSIDIARIES OF GEMSTAR INTERNATIONAL GROUP LIMITED
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                                                                                  State or Other
                                                                 Percentage      Jurisdiction of
Name                                                            of Ownership      Incorporation
----                                                           -------------   -------------------------

E Guide, Inc................................................       100%         California

Gemstar (B.V.I.) Limited....................................       100%         British Virgin Islands

Gemstar Development Corporation.............................       100%         California

Gemstar Development Limited.................................       100%         United Kingdom

Gemstar Holdings, Inc.......................................       100%(a)      California

Gemstar Marketing GmbH......................................       100%         Germany

Gemstar Marketing, Inc......................................       100%         California

Gemstar Technology, Inc.....................................       100%         California

Index Systems (Canada) Inc..................................       100%(b)      Canada

Index Systems Inc...........................................       100%         British Virgin Islands

Laminar Trading Limited.....................................       100%(b)      British Virgin Islands

Norpak Corporation..........................................        73%(c)      Canada

NuvoMedia, Inc..............................................       100%         California

Pros Technology Limited.....................................       100%         Hong Kong

SoftBook Press, Inc.........................................       100%         California

StarSight Telecast, Inc.....................................       100%         California

TDN, Inc....................................................        76%(d)      Delaware

VCR Index Systems B.V.......................................       100%         Netherlands

VideoGuide, Inc.............................................       100%         Delaware

Wardpark Limited............................................       100%         Liberia
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(a) Wholly owned subsidiary of Gemstar Development Corporation
(b) Wholly owned subsidiary of Index Systems Inc.
(c) 73% owned subsidiary of Index Systems (Canada) Inc.
(d) 76% owned subsidiary of Gemstar Marketing, Inc.